EX-99.B10(iii)

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the Statement of Additional Information included in Post-Effective Amendment No. 16 to the Registration Statement on Form N-4 for certain variable annuity contracts, issued through MetLife Investors USA Separate Account A of MetLife Investors USA Insurance Company (File No. 033-37128). In giving this consent, we do not admit we are in the category of persons whose consent is required under the Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP

/s/ W. Thomas Conner

W. Thomas Conner
Washington, D.C.
April 25, 2005